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                                                                     EXHIBIT 1.1

                                2,400,000 Shares

                           WORLDQUEST NETWORKS, INC.

                          Common Stock, $.01 par value


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              ____________, 1999

LADENBURG THALMANN & CO., INC.
KAUFMAN BROS., L.P.
JOHN G. KINNARD AND COMPANY, INCORPORATED
EBI SECURITIES CORPORATION
As Representatives of the Several Underwriters
  named in Schedule A hereto
c/o Ladenburg Thalmann & Co., Inc.
590 Madison Avenue
New York, New York 10022

Dear Sirs:

     1.   Introductory.  WorldQuest Networks, Inc., a Delaware corporation (the
          ------------
"Company"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 2,400,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company. The aggregate of 2,400,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock." The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 360,000 shares of Common Stock (the "Option Stock"). The Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock" and the Stock and Representatives' Warrant (as defined in Section 13 herein) and the shares of Common Stock issuable pursuant to the exercise of the Representatives' Warrant are herein collectively referred to as the "Securities." Ladenburg Thalmann & Co., Inc. ("Ladenburg"), and Kaufman Bros., L.P. ("Kaufman Bros.") are acting as joint back-running managers and John G. Kinnard and Company, Incorporated and EBI Securities Corporation are acting as co-managers, collectively, the joint back-running managers and the co-managers are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

     2.   Representations and Warranties of the Company.  The Company represents
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and warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement on Form SB-2 (File No. 333-82721) in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective with respect to the Securities, including any pre-effective prospectuses included as part of the registration statement as originally filed or as

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part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, copies of which have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act; one or more amendments to such registration statement, including in each case an amended pre-effective prospectus, copies of which amendments have heretofore been delivered to you, have been so prepared and filed. Such registration statement is referred to hereinafter as the "Registration Statement." If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement means the Registration Statement as amended by said post-effective amendment. The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Stock that is filed pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b) and (B) if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "Prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Pre-effective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

          (b) The Commission has not issued or threatened to issue any order preventing or suspending the use of any Pre-effective Prospectus, and, at its date of issue, each Pre-effective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Dates (as hereinafter defined), the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all materials respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were

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made in the case of the Prospectus, or necessary to make the statements therein not misleading, provided, however, that the foregoing representations, warranties and agreement shall not apply to information contained in or omitted from any Pre-effective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof; and each Pre-effective Prospectus and Prospectus delivered to the Underwriters for use in connection with the offering of the Stock will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act. There is no franchise, lease, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

          (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company, individually or in the aggregate (a "Material Adverse Effect"), or any change in the capital stock, short-term or long-term debt of the Company.

          (d) The audited consolidated financial statements of the Company (which include the consolidated accounts of each of ___________, [the Costa Rican corporation] and BDC, LLC (the "Subsidiaries"), in each case together with related notes and schedules, as set forth in the Registration Statement and/or any Pre-Effective Prospectus as applicable, present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary historical and statistical data included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company
and the Subsidiaries.   The selected financial information included under the
captions "Capitalization" and "Selected Financial Data" in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and the Subsidiaries. No other financial statements or schedules of the Company or the Subsidiaries are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement or Prospectus. None of the Company or any of the Subsidiaries is currently planning any probable acquisition for which disclosure of pro forma financial information would be required by the Securities Act.

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          (e) Ernst & Young LLP, who have expressed their opinions on the audited financial statements included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, with full corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. As of the Effective Date, the outstanding capital stock of each of the Subsidiaries, as set forth in the Prospectus, is owned by the Company, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any shares of any of the Subsidiaries. The Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and to the knowledge of the Company, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. Neither of the Subsidiaries owns or controls, direct or indirect, any corporation, association or other entity. None of the stockholders of the Company immediately prior to the Effective Date owns or controls, directly or indirectly, any interest in any corporation, association or other entity (other than the Company and the Subsidiaries) engaged in the business conducted by, or related to the business conducted by, the Company or the Subsidiaries. Except as described in the Registration Statement and the Prospectus, the Company is not engaged in any discussions or party to any agreement or understanding, written or oral, regarding the acquisition of, or of an interest in, any corporation, firm, partnership, joint venture, association or other entity.

          (g) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and sate securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Firm Stock and the Option Stock to be purchased from the Company hereunder have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly authorized and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any shares of the Firm Stock or Option Stock

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to be purchased from the Company hereunder or the issuance and sale thereof. The certificates evidencing the Stock are in valid and proper legal form. The Representatives' Warrant will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Representatives' Warrant and at the price therein provided for. The shares of Common Stock issuable upon the exercise of the Representatives' Warrant have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Representatives' Warrant and when the exercise price is paid, shall be fully paid and non-assessable. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities except as may be required under state or other securities or blue sky laws. Except as disclosed in the Prospectus and the audited consolidated financial statements of the Company and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's 1997 Stock Option Plan (the "Option Plan"), and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to the Option Plan and the options granted thereunder. The description of the Securities set forth in the Prospectus accurately and fairly presents the information required to be shown with respect thereto.

          (h) All the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, and was not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, and is owned of record and beneficially, as of the date hereof, and will be owned of record and beneficially at or prior to the closing of the issuance of the Firm Stock, by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any shares of the Subsidiaries. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Subsidiaries. Except as described in the Registration Statement and the Prospectus or as may be restricted by the terms and provisions of any credit or loan facility to which the Company or any of the Subsidiaries is a party and which is described in the Registration Statement and the Prospectus, or by relevant state law with respect to the need for sufficient surplus, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, or from transferring any of the property or assets of any such Subsidiary to the Company.

          (i) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any Subsidiary is subject, which, if determined adversely to the Company or any such Subsidiary, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement and the Representatives' Warrant,
(ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Pre-effective Prospectus in any jurisdiction or (iv) result in a Material Adverse Effect; and to the

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best of the Company's knowledge no such proceedings are threatened against the
Company or any Subsidiary by governmental authorities or others. Neither the Company nor any Subsidiary is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body.

          (j) The execution, delivery and performance of this Agreement and the Representatives' Warrant and the consummation of the transactions herein and therein contemplated will not result (with or without due notice or lapse of time or both) in the creation of any lien or in a breach or violation of or constitute a default under any of the terms or provisions of, or give rise to any right of termination, cancellation or acceleration under (i) any material indenture, license, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their properties is or may be bound, (ii) the charter, by-laws or other organizational documents of the Company, or any of the Subsidiaries or (iii) any law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties.

          (k) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company and/or any of the Subsidiaries of the transactions contemplated by this Agreement and the Representatives' Warrant, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

          (l) The Company has the full corporate power and authority to enter into this Agreement and the Representatives' Warrant and to perform its obligations hereunder and thereunder (including to issue, sell and deliver the Securities), and this Agreement and the Representatives' Warrant have been duly and validly authorized, executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that rights to indemnify and contribution hereunder and thereunder may be limited by federal or state securities laws or the public policy underlying such laws or by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (m) The Company and each of the Subsidiaries possesses all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from, and have made all declarations and filings with, all regulatory or governmental officials, bodies and tribunals ("Permits") to own, lease or operate their respective properties and to conduct their respective businesses described in the Registration Statement and the Prospectus, except where the failure to have obtained or made the same would not have a Material Adverse Effect and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits.

          (n) The Company and each of the Subsidiaries owns, and/or possesses adequate rights to use, free and clear of all liens, charges, encumbrances, pledges, security

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interests or defects, all patents, trademarks, service marks, logos, trade names, trade secrets, know how, copyrights, proprietary technology and licenses, and rights with respect to the foregoing (collectively, "Intellectual Property"), used in the conduct of their respective businesses as described in the Registration Statement and the Prospectus, and none of the Intellectual Property presently owned, held or used by the Company or any of the Subsidiaries infringes or conflicts with any Intellectual Property of any other person or entity or are in dispute, and neither the Company nor any Subsidiaries has received a notice, or knows of any basis, of any infringement of or conflict with the asserted rights of others in any such respect.

          (o) The Company and each of the Subsidiaries owns and has the right to use all other trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works or authorship, computer programs and technical data and information that are material to its business, properties and operations.

          (p) The Company and each of the Subsidiaries is in compliance with, and conducts its business in conformity with, all applicable federal, state, local and foreign laws, rules and regulations of each court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where the failure to be in compliance would not have a Material Adverse Effect; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect.

          (q) The Company and each of the Subsidiaries is in compliance with all federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment ("Environmental Laws"), except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has authorized, conducted or generated, transported, stored, used, treated, disposed or released any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquified gas or synthetic gas, defined or regulated under any Environmental Law on, in or under any property currently leased or owned or by any means controlled by the Company or any of the Subsidiaries (the "Real Property") in violation of any applicable law, except for any violation which would not have a Material Adverse Effect; there is no pending or, to the Company's knowledge, threatened claim, action litigation or any administrative agency proceeding involving the Company, any of the Subsidiaries or their respective properties, nor has the Company or any of the Subsidiaries received any written notice, or any oral notice to any executive officer of the Company or any other employee responsible for receipt of any such notice, from any governmental entity and third party, that (A) alleges a violation of any Environmental Laws by the Company or any of the Subsidiaries or any person or entity whose liability for a violation of an Environmental Law the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law, which liability or violation could be reasonably expected to have a Material Adverse Effect, (B) alleges the Company or any of the Subsidiaries is a liable party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq., or any state superfund law, (C) alleges possible contamination of the environment by the Company or any of the Subsidiaries or (D) alleges possible contamination of the Real Property.

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          (r) The Company and each of the Subsidiaries has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and has paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets and all tax liabilities are adequately provided for on the books of the Company and each of the Subsidiaries.

          (s) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (t) Neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws. The Company and each of the Subsidiaries has performed all obligations required to be performed by the Company or any such Subsidiary under any material license, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which it is a party or by which it is or any of its properties may be bound, and neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company or any Subsidiary, any other party to such material license, indenture, mortgage, deed of trust, note agreement or other agreement or instrument is in default under or in breach of any such obligations. Neither the Company nor any of the Subsidiaries has received or sent any notice of such default or breach.

          (u) Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to their knowledge, is any such dispute threatened. Neither the Company nor any of the Subsidiaries is aware that (A) any executive, key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or any of the Subsidiaries. Neither the Company nor any Subsidiary has or expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (v) The Company has obtained the written agreement described in
Section 8(h) of this Agreement from each of its officers, directors, director designees and holders of Common Stock listed on Schedule B hereto.

          (w) Neither the Company nor the Subsidiaries own any real property, and subject to the qualifications stated in the Prospectus, and as of the Closing Dates, each of the Company and the Subsidiaries will have, good and marketable title to all properties and assets free and clear of all liens, encumbrances and defects except such as are described in the

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Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company or any of the Subsidiaries are as of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Prospectus. All personal property used by the Company and each of the Subsidiaries in their business is either owned or leased by the Company or the Subsidiaries and is in good working order and condition, ordinary wear and tear excepted.

          (x) The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is customary in the businesses in which it is engaged or proposes to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

          (y) Other than as contemplated by this Agreement, the Registration Statement or the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

          (z) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (aa) The Company shall, upon the initial filing of the Registration Statement, make all filings required to obtain approval for the inclusion of the Shares for quotation on the Nasdaq National Market and will use its best efforts to effect concurrently with the effectiveness of the Registration Statement and maintain the aforesaid approval for at least five (5) years from the date of this Agreement. Within ten (10) days after the Effective Date, the Company shall cause the Company to be listed in the Moody's OTC Industrial Manual and cause such listing to be maintained for five years from the date of this Agreement.

          (bb) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any of the Subsidiaries has made any payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (cc) Neither the Company nor any of the Subsidiaries is an "investment company," or an entity "controlled" by an "investment company" required to be registered under

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the Investment Company Act of 1940, as amended (the "1940 Act"), as such terms are defined in the 1940 Act, and neither the Company nor any of the Subsidiaries expects to be treated as such by reason of the receipt and application of the net proceeds from the sale of the Stock.

          (dd) The Stock has been duly approved for quotation on the Nasdaq National Market, subject to notice of effectiveness.

          (ee) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement and, except as described in the Registration Statement and the Prospectus, no holder of any security of the Company has the right to demand registration of any security owned by such holder during the period ending 12 months after the date of the Prospectus.

          (ff) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

          (gg) The Company has appointed at least two independent directors to the Company's Board of Directors who have no material business relationship or family relationship with the Company or any other director or officer thereof, and which independent directors constitute at least half of the members of the Company's Compensation Committee and Audit Committee. The Company has provided to the Representatives the charter of the Audit Committee or resolutions establishing such committee, which provides, among other things, for the Audit Committee to approve in advance transactions between the Company and any of its affiliates.

          (hh) To the Company's knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. ("NASD") and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

          (ii) The execution and delivery of the Agreement and Plan of Merger dated as of September 15, 1999 (the "Merger Agreement") between World Quest Networks, Inc., a Texas corporation (the "Texas Corporation"), and the Company, effecting the reincorporation of the Texas Corporation under the laws of the State of Delaware, was duly authorized by all necessary corporate action on the part of each of the Texas Corporation and the Company. Each of the Texas Corporation and the Company had all corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of Texas and the Secretary of State of Delaware and to consummate the reincorporation contemplated by the Merger Agreement, and the Merger Agreement at the time of execution and filing constituted a valid and binding obligation of each of the Texas Corporation and the Company, enforceable in accordance with its terms and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by general equitable principles.

          (jj) To the extent necessary to comply with the regulation of Internet telecommunications services providers and telecommunications carriers, the Company has all necessary material consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all United States federal and state and foreign authorities (the "Authorizations") to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Prospectus, except as described in the Prospectus, and all material agreements or arrangements of the Company comply with all applicable United States federal and state and foreign laws. The Company is not aware of any breach, violation or default with respect to such Authorizations.

          (kk) Solely with respect to matters specifically relating to the regulation of Internet telecommunications services providers and telecommunications carriers administered by United States federal or state or foreign governmental authorities, including, but not limited to, the Federal Communications Commission (the "FCC") and state public utility commissions or similar state authorities (collectively, "PUCs" and, individually, a "PUC"), the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency, or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement.

     3.   Purchase by, and Sale and Delivery to, Underwriters-Closing Dates.
          -----------------------------------------------------------------
The Company agrees to sell to the Underwriters the Firm Stock, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company, the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in Schedule A, subject to adjustment in accordance with
Section 12 hereof.

     The purchase price per share to be paid by the Underwriters to the Company will be $________ per share (the "Purchase Price").

     The Company will deliver the Firm Stock, to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York City time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as Ladenburg may designate (solely for the purpose of administrative convenience) and in such denominations as Ladenburg may determine), against payment of the aggregate Purchase Price therefor by wire transfer of same-day funds to an account specified by the Company in writing at least two (2) business days prior to the First Closing Date, all at the offices of Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, Suite 800-E, Beverly Hills, California 90212 or such other place as the parties may designate. The time and date of the
delivery and closing shall be at 10:00 A.M., New York City time, on     , 1999,
in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm

Stock may be varied by agreement between the Company, and the Representatives. The First Closing Date may be postponed pursuant to the provisions of Section 12.

     The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York City time, on the business day preceding the First Closing Date at the offices of Ladenburg, 590 Madison Avenue New York, New York, 10021.

     It is understood that either of the Representatives, individually and not as a Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by any one of the Representatives shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

     The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price set forth on the cover page of the Prospectus as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company of the making of the initial public offering.

     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option to purchase, severally and not jointly, an aggregate of up to 360,000 shares of Common Stock. The price per share to be paid for the Option Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Option Stock at any time, and from time to time, not more than forty-five (45) days subsequent to the effective date of this Agreement. No Option Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Option Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

     The option granted hereby may be exercised by the Underwriters by giving written notice from the Representatives to the Company setting forth the number of the Option Stock to be purchased by them and the date and time for delivery of and payment for the Option Stock. Each date and time for delivery of and payment for the Option Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date") and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates.") Option Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Company agrees to sell to the Underwriters the number of shares of Option Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares as determined as aforesaid.

     The Company will deliver the Option Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York City time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as Ladenburg and Kaufman Bros. may designate (solely for the purpose of administrative convenience) and in such denominations as Ladenburg and Kaufman Bros. may determine), against payment of the aggregate Purchase Price therefor by wire transfer of same day funds to an account specified by the Company in writing at least two (2) business days prior to the Option Closing Date, all at the offices of Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, Suite 800-E, Beverly Hills, California 90212. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement among the Company and the Representatives. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

     4.   Covenants and Agreements of the Company.  The Company covenants and
          ---------------------------------------
agrees with the several Underwriters that:

          (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and
(iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible.

          (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of the Subsidiaries occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

          (d) The Company will deliver to the Representatives, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Pre-effective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

          (e) Company will make generally available to its stockholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

          (f) The company will cooperate with the Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may reasonably designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

          (g) The Company will furnish to its stockholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be audited. During the period of five (5) years from the date hereof, the Company will deliver to the Representatives, as soon as they are available, copies of each annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants and each other report or communication furnished by the Company to its stockholders and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports or communication (financial or other) which the Company shall publish or otherwise make available to any of its stockholders as such and (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, or the NASD or any national securities exchange. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations.

          (h) The Company will use its best efforts to qualify for inclusion, subject to notice of effectiveness on the Nasdaq National Market, the Stock to be issued and sold by the Company.

          (i) The Company will maintain a transfer agent and registrar for its Common Stock.

          (j) The Company will not, without the prior written consent of Ladenburg and Kaufman Bros., offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the 180 days following the date of the Prospectus, other than: (i) the Company's sale of Common Stock hereunder, (ii) upon the exercise of stock options granted or issued prior to the date hereof and as described in the Registration Statement and (iii) the gram of stock options pursuant to the Option Pan.

          (k) The Company will apply the net proceeds from the sale of the Stock as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-B.

          (1) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

          (m) Prior to the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and each of the Subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

          (n) Prior to the Closing Dates the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of the Subsidiaries, the financial condition, results of operation, business, prospects, assets or liabilities of any of them, or the offering of the Stock, without your prior written consent.

          (o) The Company will not at any time, directly or indirectly, take any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (p) Until the expiration of one year from the effective date of the Offering contemplated hereby, the Company shall not grant any options, warrant or other convertible securities or stock purchase rights, pursuant to the Option Plan or otherwise, at an exercise or conversion price below the then applicable fair market value of the security issuable upon exercise or conversion thereof.

          (q) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Representatives' Warrant outstanding from time to time.

          (r) The Company shall deliver to you, at the Company's expense, three
(3) bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith, and all amendments thereto, and all other material correspondence, filings, certificates and other documents filed and/or delivered in connection with this offering. The Company shall use its best efforts to deliver such volumes within six (6) months of the First Closing Date.

     5.   Payment of Expenses.  Whether or not this Agreement becomes effective
          -------------------
or the sale of the Stock to the Underwriters is consummated, (a) (1) the Company will pay (directly or by reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Stock to the Representatives; (ii) all expenses incident to the registration of the Stock under the Securities Act; (iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all fees and expenses of the registrar and transfer agent of the Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Stock to the Underwriters; (vi) fees and expenses of the Company's counsel and the Company's independent accountants; (vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Pre-effective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Selling Agreements, the

Underwriters' Questionnaire and the Blue Sky memoranda, if any, and this Agreement; (viii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate and all fees and expenses, including attorneys' fees, paid or incurred in connection with filings made with the NASD; (ix) all fees and expenses in connection with qualifying the Stock for inclusion on the Nasdaq National Market and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.

          (2) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to you the balance of a non-accountable expense allowance of 2.0% of the gross proceeds of the offering, of which a portion has been paid. In the event the over-allotment option is exercised in part or in full, the Company shall pay to you at the Option Closing Date an additional amount equal to 2.0% of the gross proceeds received upon exercise of the overallotment option.

          (b) In addition to its other obligations under Section 6(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon
(i) any statement or omission or any alleged statement or omission or (ii) any breach or inaccuracy in its representations and warranties, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank, NA, New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have. The request for reimbursement will be sent to the Company.

          (c) In addition to its other obligations under Section 6(b) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 6(c) hereof which relates to written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (b) and/or (c) of this Section 5, including the amounts of any requested reimbursement payments and the method of determining amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (b) and/or (c) of this Section 5 and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of
Section 6.

     6.   Indemnification and Contribution.  (a) The Company agrees to indemnify
          --------------------------------
and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, on the ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such) on account of any losses, claims, damages, liabilities or expenses arising from the sale of the Stock to any person by such Underwriter
(i) if such untrue statement or omission or alleged untrue statement or omission was made in any Pre-effective Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein or (ii) as to any Pre-effective Prospectus, with respect to any Underwriter, to the extent that any such loss, claim, damage, liability or expense of such Underwriter results from an untrue statement of a material fact contained in, or the omission of a material fact from, such Pre-effective Prospectus, which untrue statement or omission was corrected in the Prospectus, if such Underwriter sold Stock to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus, unless such failure resulted from the failure of the Company to deliver copies of the Prospectus to such Underwriter on a timely basis to permit such sending or giving. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties at law or in equity have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. The Company agrees that the statements with respect to the price and underwriting discount set forth on the cover page of the Prospectus, and the table of Underwriters, the paragraph regarding price and underwriting discount, the paragraph regarding the amounts of the selling concession and reallowance and the paragraphs regarding stabilization all set forth under the caption "Underwriting" in the Prospectus and the identity of counsel to the Underwriters under the heading "Legal Matters," constitute the only information provided in writing by the Representatives on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party otherwise than an account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties and any other Underwriter or Underwriters or controlling person to persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

          (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by each indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.   Survival of Indemnities, Representations, Warranties, etc.  The
          ----------------------------------------------------------
respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock.

     8.   Conditions of Underwriters' Obligations.  The respective obligations
          ---------------------------------------
of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates, of the representations and warranties made herein by the Company, to compliance at and as of the Closing Dates by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and to the following additional conditions:

          (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

          (b) The Representatives shall have been satisfied that there shall not have occurred any change, on a consolidated basis, prior to the Closing Dates in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and the Subsidiaries, or any change in the capital stock, short-term or long-term debt of the Company and the Subsidiaries, taken as a whole, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which is material, or omits to state a fact which is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is impracticable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Stock as contemplated hereby.

          (c) At the time of execution of this Agreement and at each of the Closing Dates, Ernst & Young LLP shall have furnished to the Underwriters a letter or letters, dated, respectively, the date of execution of this Agreement and each of the Closing Dates, confirming that they are independent certified public accountants with respect to the Company and each of the Subsidiaries within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus. and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Comfort Letter"), but carried out to a date not more than five
     (5) business days prior to the First Closing Date or such later date on which the Option Stock is to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Comfort Letter are accurate as of the First Closing Date or such later date on which Option Stock is to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Comfort Letter which are necessary to reflect any changes in the facts described in the Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not contain any disclosure relating to any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or any of the Subsidiaries from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Stock as contemplated by the Prospectus. The Comfort Letter shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Representatives and their counsel.

          (d) The Representatives shall have received from Glast, Phillips & Murray, counsel for the Company, an opinion, dated each of the Effective Date and the Closing Dates, to the effect set forth in Exhibit I hereto.

          (e) The Representatives shall have received from Thompson & Howison, LLP special intellectual property counsel for the Company, an opinion, dated each of the Effective Date and the Closing Dates, to the effect set forth in Exhibit II hereto.

          (f) The Representatives shall have received from Kelley, Drye & Warren LLP, special regulatory counsel for the Company, an opinion dated each of the Effective Date and the Closing Dates, to the effect set forth in
     Exhibit III hereto.

          (g) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be reasonably satisfactory to or approved by Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Underwriters, and the Representatives shall have received form Freshman, Marantz, Orlanski, Cooper & Klein, their opinion or opinions dated the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the

     Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Freshman, Marantz, Orlanski, Cooper & Klein may rely as to all matters governed other than by the law of California or federal laws on the opinion of counsel referred to in paragraph (d) of this Section 8.

          (h) The Representatives shall have received a certificate, dated the Closing Dates, of the chief executive officer or the President and the chief financial officer of the Company to the effect that:

               (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

               (ii) Neither any Pre-effective Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and the Subsidiaries, or any change in the capital stock, short-term or long-term debt of the Company and any of the Subsidiaries;

               (iv) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Dates, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates;

               (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and the Subsidiaries considered as a whole; (ii) the business and operations conducted by the Company and the Subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and the Subsidiaries considered as a whole; (iii) no legal or governmental action, suit or proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries which is material to the Company and the Subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (iv) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its stock plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (v) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

          (i) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Dates, of the representations and warranties made herein by it and as to compliance at and as of the Closing Dates by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

          (j) Ladenburg and Kaufman Bros. shall have received the written agreements of the officers, directors, director nominees of the Company and the holders of securities of the Company listed in Schedule B that each will not offer, sell assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by such officer, director, director nominee or holder in accordance with the Rules and Regulations) or securities into or exercisable or exchangeable for Common Stock during the 180 days following the date of the Prospectus.

          (k) The Nasdaq National Market shall have approved the Stock for inclusion, subject only to notice of effectiveness.

          (l) All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section 8 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Dates, but Ladenburg shall be entitled to waive any of such conditions.

          (m) the Representatives shall have received such additional opinions of counsel as shall be reasonably satisfactory to the Representatives in their sole discretion.

     9.   Effective Date.  This Agreement shall become effective immediately as
          --------------
to Sections 5, 6, 7, 9, 10, 11, 13, 14, 15, 16, 17, 18, 19 and 20 and, as to all
other provisions, at 11:00 A.M. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Stock for sale to the public. For the purposes of this Section 9, the Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Stock or upon the release by you of telegrams (i) advising Underwriters that the shares of Stock are released for public offering or (ii) offering the Stock for sale to securities dealers, whichever may occur first.

     10.  Termination.  This Agreement (except for the provisions of Section 5)
          -----------
may be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 5, 6 and 11 and other than as provided in Section 12 as to the liability of defaulting Underwriters.

     This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to any First Closing Date trading in securities on any of the New York Stock Exchange, American Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established and are then currently in effect on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to any Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Firm Stock on the terms contemplated by the Prospectus;
(iv) if there shall have been any development or prospective development or prospective development involving particularly the business or properties or securities of the Company or any of the Subsidiaries or the transactions contemplated by this Agreement which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus; (v) if there shall be any litigation or proceeding, pending or threatened, which, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses
(i) - (v) together with any other such event that makes it, in the reasonable judgment of the Representatives, impractical or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus.

     11.  Reimbursement of Underwriters.  Notwithstanding any other provisions
          -----------------------------
hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 10 or shall be terminated by the Representatives under Section 8 or Section 10, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to
Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives. However, in no way shall said out-of-pocket expenses and counsel fees exceed an aggregate of $175,000 less $60,000 previously paid to EBI Securities Corporation.

     12.  Substitution of Underwriters.  If on the First Closing Date or the
          ----------------------------
Option Closing Date, as the case may be, any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder (otherwise than by reason of default on the part of the Company, you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 48 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the shares of Stock which the defaulting Underwriter or Underwriters failed to purchase. If during such 48 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the shares of Stock agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares of Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase, or (b) if the aggregate number of shares of Stock with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 48-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or the Company.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

     13.  Representatives' Warrant.
          ------------------------

     On the First Closing Date, the Company will issue to you, for a consideration of $240.00 and upon the terms and conditions set forth in the form of Representatives' Warrant (the "Representatives' Warrant"), annexed as an exhibit to the Registration Statement, the Representatives' Warrant to purchase 240,000 Shares. In the event of conflict in the terms of this Agreement and the Representatives' Warrant, the language of the Representatives' Warrant shall control.

     14.  Notices.  All communications hereunder shall be in writing and, if
          -------
sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Ladenburg Thalmann & Co. Inc. at 590 Madison Avenue, New York, New York 10022, attention: Mr. Michael Bauer, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed WorldQuest Networks, Inc., 16990 Dallas Parkway, Suite 220, Dallas, Texas 75248,
Attention: Mr. B. Michael Adler.

     15.  Successors.  This Agreement shall inure to the benefit of and be
          ----------
binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the proceeding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 or the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

     16.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of New York without giving effect to the choice of law principles thereof.

     17.  Authority of the Representatives.  In connection with this Agreement,
          --------------------------------
you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by you, as Representatives, or individually as a Representative, will be binding on all the Underwriters.

     18.  Partial Unenforceability.  The invalidity or unenforceability of any
          ------------------------
section, paragraph or provisions of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     19.  General.  This Agreement constitutes the entire agreement of the
          -------
parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

     20.  Counterparts.  This Agreement may be signed in two or more
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                              Very truly yours,

                              WORLDQUEST NETWORKS, INC.

                              By:  ____________________________________________
                                    Name:     B. Michael Adler, Chairman of the
                                    Board and Chief Executive Officer


Accepted and delivered in_______________ as of the date first above written.


LADENBURG THALMANN & CO., INC.
KAUFMAN BROS., L.P.
JOHN G. KINNARD AND COMPANY, INCORPORATED
EBI SECURITIES CORPORATION
     Each acting on its own behalf and as a
     Representative of the several Underwriters referred to in the foregoing Agreement.

By:  LADENBURG THALMANN & CO. INC.

By:__________________________________
     Name: Michael Bauer
     Title:    Managing Director

                                   SCHEDULE A


                                                     Number of
                   Name                      Firm Stock to be Purchased
-------------------------------------------  --------------------------
Ladenburg Thalmann & Co. Inc...............
Kaufman Bros. L.P..........................
John G. Kinnard and Company Incorporated..
EBI Securities Corporation.................









Total......................................  ________
                                                              2,400,000
                                             ==========================

                                   SCHEDULE B

                 List of Officers, Directors, and Stockholders
                          Subject to Lock Up Provision

                                                                       EXHIBIT I



                            Matters to be Covered in
                            ------------------------
       Opinion of Glast Phillips Murray, P.C., Counsel to the Company/1/
       --------------------------------------------------------------


     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

     2. The Company has all corporate power and authority necessary to own, lease, operate or hold its properties and to conduct its business (including, without limitation, as conducted through the Subsidiaries) as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Representative's Warrant; each of the Subsidiaries has all corporate power and authority necessary to own, lease, operate or hold its properties and to conduct their respective businesses as described in the Prospectus;

     3. The Company and each of the Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business require such qualification, except where failure to so qualify will not have a Material Adverse Effect, each of such jurisdictions as set forth on a Schedule to the opinion; to such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries and to such counsel's knowledge none of the Subsidiaries owns or controls, directly or indirectly, any corporation, association or other entity;

     4. All of the authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; all of the shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; have not been issued in violation of or subject to any statutory pre-emptive right, and, to such counsel's knowledge, have not been issued in violation of or subject to any contractual preemptive right, co-sale, right, registration right, right of first refusal or other similar right and, except as set forth in the Registration Statement, to such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company; all the issued and outstanding shares of capital stock of each of the Subsidiaries are owned of record and beneficially by the Company, free and clear of any security interests, liens, encumbrances, equities or other claims and there are

---------------------
  /1/ Capitalized Terms used herein but not defined shall have the meanings given such terms in the Underwriting Agreement.

no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Subsidiaries.

     5. The Common Stock and the Representatives' Warrant conform in all material respects to the descriptions thereof contained in the Prospectus; the Stock to be issued as contemplated in the Registration Statement and the Underwriting Agreement have been duly and validly authorized by the Company for issuance, and the Company has full corporate power and authority to issue, sell and deliver the Securities, and, when the Securities are issued and delivered against payment therefor in accordance with the terms hereof, they will be fully paid and nonassessable, and will not have been issued in violation of or subject to any statutory preemptive right, or to such counsel's knowledge, any contractual preemptive right, co-sale right, registration right, right of first refusal or other similar right other than those contemplated by the Representatives' Warrant; and there are no restrictions upon the voting or transfer of, any of the Stock pursuant to the Certificate of Incorporation (as hereinafter defined) or By-laws, or pursuant to any agreement or other instrument of the Company known to such counsel.

     6. The certificates evidencing the Stock are in valid and proper legal form; the Representatives' Warrant will be exercisable for shares of Common Stock of the company in accordance with the terms of the Representatives' Warrant and at the price therein provided for; the shares of Common Stock of the Company issuable upon exercise of the Representatives' Warrant have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Representatives' Warrant and when the price is paid shall be fully paid and non-assessable;

     7. To such counsel's knowledge, except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, could have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by the Underwriting Agreement; and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities or other third parties and there are no such proceedings which are required to be described or referred to in the Registration Statement which are not so described or referred to.

     8. The Underwriting Agreement and the Representatives' Warrant have been duly and validly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Underwriting Agreement by you, are valid and binding agreements of the parties; the Company has full corporate power and authority to enter into the Underwriting Agreement and the Representatives' Warrant.

     9. The execution, delivery and performance of the Underwriting Agreement and the Representatives' Warrant, and the incurrence of the obligations as therein set forth and the consummation of the transactions therein contemplated will not result, with or without due notice or lapse of time or both, in a breach or violation of any of the terms or provisions of or constitute a default under, or give rise to any right of termination, cancellation or acceleration under, the Company's Certificate of Incorporation (the "Certificate of Incorporation"), by-laws or other organizational documents of the Company or any of the Subsidiaries, or any material indenture, mortgage, deed of trust, note agreement or other agreement of instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their properties is or may be bound and will not result in a breach or violation of any law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or result in the creation of a lien.

     10. To such counsel's knowledge, neither the Company nor any of the Subsidiaries is presently (a) in violation of their respective charter or by-laws, or (b), to such counsel's knowledge, in breach or default under any lease, instrument, license, permit or any other agreement to which the Company or any of the Subsidiaries is bound or to which any property or assets of the Company or any of the Subsidiaries is the subject, where the consequences of such violation, breach or default would have a Material Adverse Effect;

     11. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Representatives' Warrant (except such as may be required by the NASD or as required by the securities or "Blue Sky" laws or any jurisdiction as to which such counsel need express no opinion) in connection with the purchase and distribution of the Stock by the Underwriters or the issuance of the Representatives' Warrant or the shares of Common Stock underlying the Representatives' Warrant except such as have been obtained or made, specifying the same.

     12. The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

     13. The Registration Statement and the Prospectus and any amendments or supplements thereto (except for the financial statements and notes thereto and related schedules and other financial information as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

     14. There are no contracts, agreements or other documents, known to such counsel, required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required. All descriptions of any such contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

     15. The statements in the Prospectus under the captions "1997 Stock Option Plan," "Description of Capital Stock" and "Shares Eligible for Future Sale," to the extent they constitute a summary of documents referred to therein or matters of law accurately summarize and fairly present in all material respects the legal and regulatory matters described therein.

     16. Neither the Company nor any of the Subsidiaries is nor will they be after receipt of payment for the Stock, an "investment company," or an entity "controlled" by an "investment company" required to be registered under the 1940 Act, as such terms are defined in the 1940 Act.

     17. To such counsel's knowledge, except as set forth in the Registration Statement and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to such person, or to permit such person to underwrite the sale of, any of the Stock or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company that has not been waived or lapsed.

     18. The Company and each of the Subsidiaries possesses all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from, and have made all declarations and filings with, all regulatory or governmental officials, bodies and tribunals ("Permits") to own, lease or operate their respective properties and to conduct their respective businesses described in the Registration Statement and the Prospectus, except where the failure to have obtained or made the same would not have a Material Adverse Effect and to the knowledge of such counsel neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits.

     19. The Company and each of the Subsidiaries owns, and/or possesses adequate rights to use, free and clear of all liens, charges, encumbrances, pledges, security interests of defects, all patents, trademarks, service marks, logos, trade names, trade secrets, know how, copyrights, proprietary technology and licenses, and rights with respect to the foregoing (collectively, "Intellectual Property"), used in the conduct of their respective businesses as described in the Registration Statement and the Prospectus, and to the knowledge of such counsel neither the Company nor any Subsidiary has received a notice, or knows of any basis, of any infringement of or conflict with the asserted rights of others in any such respect.

     20. To the knowledge of such counsel the Company and each of the Subsidiaries is in compliance with, and conducts its business in conformity with, all applicable federal, state, local and foreign laws, rules and regulations, of each court or governmental agency or boding having jurisdiction over the Company or any of the Subsidiaries, except where the failure to be in compliance would not have a Material Adverse Effect; to the knowledge of such counsel, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect.

     21. To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws. To the knowledge of such counsel, the Company and each of the Subsidiaries has performed all obligations required to be performed by the Company or any such Subsidiary under any material license, indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which it is a party or by which it is or any of its properties may be bound, and neither the

Company nor any of the Subsidiaries, nor to the knowledge of such counsel, any other party to such material license, indenture, mortgage, deed of trust, note agreement or other agreement or instrument is in default under or in breach of any such obligations. To the knowledge of such counsel, neither the Company nor any of the Subsidiaries has received or sent any notice of such default or breach.

     22. The Stock has been duly approved for quotation on the Nasdaq National Market, subject to notice of effectiveness.

In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement or any amendment thereto, as of the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) that the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the First Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and notes thereto and schedules or other financial or statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                                                                      EXHIBIT II



                            Matters to be Covered in
                            ------------------------
Opinion of Thompson & Howison, LLP, Special Intellectual Counsel for the Company
--------------------------------------------------------------------------------



     1. The Company is listed in the records of the Patent and Trademark Office as the holder of record of the patent application and the trademark registration application to register the trademarks "WorldQuest" and "WorldQuest Networks" listed on Schedule I to the opinion (the "Applications"). Except as disclosed in the Prospectus, such counsel knows of no claims of third parties to any ownership interest or lien with respect to the Applications. To such counsel's knowledge, none of the Applications has been rejected.

     2. The statements under the Prospectus captions "Risk Factors -- We Need to Protect Our Intellectual Property and Other Proprietary Rights from Infringement" and "Business --Intellectual Property and Other Proprietary Rights" (collectively, the "Intellectual Property Portion") in the Prospectus insofar as such statements constitute summaries of the Company's rights to the Applications are in all material respects accurate summaries and fairly summarize in all material respects the legal matters, documents and proceedings relating to the Applications described therein; to the knowledge of such counsel, the Company owns the rights to two (2) pending Applications.

     3. Such counsel is not aware of any facts that would lead such counsel to conclude that any patent or trademark issued in respect of an Application would be invalid.

     4. Except as disclosed in the Intellectual Property Portion, such counsel is not aware that any valid patent is infringed by the activities of the Company described in the Registration Statement or Prospectus or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used according to the Applications.

     5. Such counsel is not aware of any material defects of form in the preparation or filing of the Applications on behalf of the Company. The Applications are being diligently pursued by the Company.

     6. Such counsel knows of no pending or threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating any patents, copyrights or trade secrets.

     7. Except as disclosed in the Prospectus, such counsel is not aware of any pending or threatened actions, suits proceedings or claim by others challenging the validity or scope of the Applications.

     8. Such counsel is not aware of any infringement on the part of any third party of the Applications, trade secrets, know-how or other proprietary rights of the Company.

     9. Nothing has come to the attention of such counsel which causes such counsel to believe that the information contained in the Intellectual Property Portion of the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, at the Closing Date, the information contained in the Intellectual Property Portion of the Effective Prospectus and Final Prospectus or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   SCHEDULE I

                        UNITED STATES PATENTS AND PATENT
                           AND TRADEMARK APPLICATIONS

                United States Patent and Trademark Applications


Docket No.              Title           Serial No.              Filing Date
------------            -----           ----------              -----------

                                                                     EXHIBIT III


                        Matters to be Covered in Opinion
                        --------------------------------
    of Kelley, Drye & Warren LLP, Special Regulatory Counsel for the Company
    ------------------------------------------------------------------------



     1. To the knowledge of such counsel, other than as described in the Registration Statement, no legal, regulatory or governmental proceedings are pending to which the Company is a party or to which the assets of the Company are subject which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company, or which, individually or in the aggregate, would have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement and the Representative's Warrant or to consummate the transactions contemplated thereby or by the Registration Statement and no such material proceedings have been threatened against the Company or with respect to any of the Company's assets or properties.

     2. To the knowledge of such counsel, the Company is not (A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement authorization, permit, certificate or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its respective assets or properties is subject, or (B) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or the Company's assets or properties, or other governmental or regulatory authority, agency or other body other than such defaults or violations which, individually or in the aggregate, could not reasonably be expected to have or result in, in the case of clause (A) or (B), a material adverse effect on the condition (financial or otherwise), business, net worth or properties of the Company.

     3. To the knowledge of such counsel, the Company has obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and has made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Registration Statement, except to the extent that the failure to so obtain or file, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, net worth or properties of the Company.

     4. The statements set forth in the Registration Statement under the headings "Risk Factors -- The Internet Industry May Become Subject to Increased Government Regulation" and "Business -- Government Regulation," (collectively, the "Regulatory Portion") insofar as such statements constitute a summary of statutes, rules, regulations, legal matters, documents or


                                     III-1
proceedings referred to therein, provide a fair summary of such statutes, rules, regulations, legal matters, documents and proceedings and the information with respect thereto.

     5. Nothing has come to the attention of such counsel which causes such counsel to believe that the information contained in the Regulatory Portion of the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, at the Closing Date, the information contained in the Regulatory Portion of the Prospectus or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                     III-2